UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2016 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Dr., Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Previously, Support.com, Inc. (the “Company”) and Comcast Cable Communications Management, LLC (“Comcast”) entered into a Master Services Agreement, Call Handling Services, effective October 1, 2013 (the “Agreement”) covering the Company’s provision of certain sales and customer support services for Comcast’s actual and prospective customers.  The foregoing descriptions and references to the MSA are qualified in their entirety by reference to the previously disclosed document, which is incorporated by reference herein.

On May 23, 2016, the Company and Comcast entered into an “Amendment to Master Services Agreement Call Handling Services” (the “Amendment”) which modifies the section of the Agreement that provides for conducting background checks upon the initial hiring of the technical support agents that deliver services for Comcast’s home security and control offering customers.  The Amendment provides for additional background checks to be performed for such technical support agents, on an annual basis, for as long as they are providing such services for Comcast.

The foregoing description and references to the Amendment are qualified in their entirety by reference to the actual document, which is attached as an exhibit hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment to Master Services Agreement Call Handling Services, between Comcast and Company, signed May 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2016

SUPPORT.COM, INC.

By:	/s/ Michelle Johnson
Name:	Michelle Johnson
Title:	VP, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Master Services Agreement Call Handling Services, signed May 23, 2016.